UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 14, 2010
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Form 8-K filed by Intevac, Inc. with the Securities and Exchange Commission on June 18, 2010 to add Mr. Schaefer’s Board of Director committee assignments.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On June 14, 2010, the Board of Directors of Intevac, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, took action to elect Mr. John F. Schaefer, former Chairman and Chief Executive Officer of Phase Metrics, to the Board, effective as of June 15, 2010, and, effective upon Mr. Schaefer’s election, to increase the size of the Board from six to seven members. On August 20, 2010, Mr. Schaefer was appointed by the Board of Directors to serve as a member of the Compensation and the Nominating and Governance Committees of the Board.
          Mr. Schaefer is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Schaefer a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
          A copy of the press release issued by the Company announcing Mr. Schaefer’s election to the Board is furnished herewith as Exhibit 99.1.
          In connection with the election of Mr. Schaefer, the Board of Directors also revised its director compensation practices to grant new directors an option for 18,000 shares with a vesting period of two years. Mr. Schaefer received a grant as well as receives the Company’s $45,000 annual retainer for directors in accordance with its director compensation guidelines.

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits
          99.1 Press Release.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: August 24, 2010	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
No	Description
99.1*	Press Release, dated June 18, 2010, entitled “Intevac, Inc. Names John F. Schaefer to Board of Directors”

*	Previously filed.